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                                                                   EXHIBIT 3.4.1

                       CERTIFICATE OF AMENDMENT OF BYLAWS

     The undersigned, Sanjay Khare, hereby certifies that:

     1. He is duly elected and incumbent Assistant Secretary of Netro Corporation ("Company").

     2. By action of the Board of Directors of the Company duly adopted by an action by unanimous written consent on April 28, 2000, the second sentence of
Article III, Section 3.2 of by Bylaws of the Company was amended to read as follows:

     "The exact number of directors shall be seven (7) until changed, within the limits specified above, by a bylaw amending this Section 3.2, duly adopted by the board of directors or by the shareholders."

     3. The matters set forth in this certificate are true and correct of my own knowledge.

Date: April 28, 2000


                                           /s/ Sanjay K. Khare
                                           -------------------------------------
                                           Sanjay Khare, Assistant Secretary